As filed with the Securities and Exchange Commission on January 21, 2010

Registration Statement No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AEGEAN MARINE PETROLEUM NETWORK INC.
(Exact name of registrant as specified in its charter)

The Republic of the Marshall Islands (State or other jurisdiction of incorporation or organization)	N/A (I.R.S. Employer Identification No.)
42 Hatzikyriakou Avenue 185 38 Piraeus Athens, Greece 011 30 (210) 458-6200 (Address and telephone number of Registrant’s principal executive offices)	Seward & Kissel LLP Attention: Gary J. Wolfe, Esq. One Battery Park Plaza New York, New York 10004 (212) 574-1200 (Name, address and telephone number of agent for service)

Copies to:
Gary J. Wolfe, Esq. Seward & Kissel LLP One Battery Park Plaza New York, New York 10004 (212) 574-1200

Approximate date of commencement of proposed sale to the public:   From time to time after this registration statement becomes effective as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.   ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-162935

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Amount to be Registered (2)	Proposed Maximum Aggregate Price Per Unit (2)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Common Stock, par value $0.01 per share
Preferred Stock Purchase Rights (4)
Total			$40,000,000	$2,852 (5)

(1)
This registration statement relates to the registration statement on Form F-3 (Registration No. 333-162935) of Aegean Marine Petroleum Network Inc., or the Company, filed with the U.S. Securities and Exchange Commission on November 5, 2009, as amended, or the Prior Registration Statement, pursuant to which the Company registered up to $125,000,000 of the Company’s securities, including shares of the Company's common stock and preferred stock, preferred stock purchase rights, debt securities, warrants, purchase contracts and units, and 3,250,000 shares of common stock to be offered by selling shareholders. This registration statement is being filed to register additional shares of common stock (and related preferred stock purchase rights) pursuant to Rule 462(b) under the Securities Act of 1933, as amended, or the Securities Act.

(2)
Pursuant to Rule 457(o) under the Securities Act, which permits the registration fee to be calculated on the basis of the maximum aggregate offering price of all the securities listed, the table does not specify the amount to be registered or the proposed maximum offering price per security.

(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.  As of the date of this registration statement, the maximum aggregate offering price of securities which remain to be offered pursuant to the Prior Registration Statement is $200,985,000.  The maximum aggregate offering price of the additional shares of common stock (and related preferred stock purchase rights) being registered hereby pursuant to Rule 462(b) under the Securities Act is $40,000,000, which represents less than 20% of the maximum aggregate offering price of securities remaining on the Prior Registration Statement.

(4)
Preferred stock purchase rights are not currently separable from the common stock and are not currently exercisable.  The value attributable to the preferred stock purchase rights, if any, will be reflected in the market price of the shares of common stock.

(5)	Calculated pursuant to Rule 457(o) under the Securities Act.

This registration statement shall become effective upon filing with the U.S. Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This registration statement is being filed with the U.S. Securities and Exchange Commission, or the Commission, pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction IV to Form F-3.

This registration statement relates to the shelf registration statement on Form F-3 (Registration No. 333-162935) of Aegean Marine Petroleum Network Inc., or the Company, filed with the Commission on November 5, 2009, as amended, and declared effective by the Commission on January 15, 2010, or the Prior Registration Statement, and is being filed for the purpose of increasing the dollar amount of the Company's shares of common stock (and related preferred stock purchase rights) registered under the Prior Registration Statement by $40,000,000.  The information set forth in the Prior Registration Statement, including the exhibits thereto and each of the documents incorporated by reference therein, is incorporated by reference herein.

The required opinions and consents are listed on the exhibit index attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 21, 2010.

AEGEAN MARINE PETROLEUM NETWORK INC.
	By:	/s/ E. Nikolas Tavlarios
Name: E. Nikolas Tavlarios Title: President
Date: January 21, 2010

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe and Robert E. Lustrin his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Peter C. Georgiopoulos	Chairman of the Board of Directors	January 21, 2010
Peter C. Georgiopoulos

/s/ E. Nikolas Tavlarios	President (Principal Executive Officer)	January 21, 2010
E. Nikolas Tavlarios

/s/ Spyros Gianniotis	Chief Financial Officer (Principal Financial Officer	January 21, 2010
Spyros Gianniotis	and Principal Accounting Officer)

/s/ Spyridon Fokas	Director, General Counsel and Corporate Secretary	January 21, 2010
Spyridon Fokas

/s/ Yiannis Papanicolaou	Director	January 21, 2010
Yiannis Papanicolaou

/s/ Abel L. Rasterhoff	Director	January 21, 2010
Abel L. Rasterhoff

/s/ John P. Tavlarios	Director	January 21, 2010
John P. Tavlarios

/s/ Konstantinos D. Koutsomitopoulos	Director	January 21, 2010
Konstantinos D. Koutsomitpoulos

/s/ George J. Konomos	Director	January 21, 2010
George J. Konomos

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this registration statement in the City of New York, State of New York, on January 21, 2010.

AMPN USA, LLC

By:	/s/ E. Nikolas Tavlarios
Name:	E. Nikolas Tavlarios
Title:	Authorized Representative

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Seward & Kissel LLP, United States and Marshall Islands counsel to the Company

23.1	Consent of Seward & Kissel LLP (included in Exhibit 5.1)

23.2	Consent of Independent Registered Public Accounting Firm

24.1	Power of Attorney (contained in signature page)